Exhibit 99.1
PROGRESSIVE GAMING INTERNATIONAL PROVIDES AN UPDATE ON THE FILING OF ITS ANNUAL REPORT ON FORM 10-K FOR FISCAL 2005
LAS VEGAS—(BUSINESS WIRE)—March 22, 2006—Progressive Gaming International Corporation (Nasdaq:PGIC) (the Company), a leading provider of content and technology used in the gaming industry worldwide, announced today that the Company may require until mid-April 2006 to file its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2005. This additional time will allow the Company to provide the remaining information necessary to allow its auditors to complete their year-end procedures. In addition, the Company expects to reclassify a $2.5 million nonrecurring licensing transaction completed in the third quarter of fiscal 2005 from revenues into the operating expense category on its income statement. This will not impact earnings before interest, taxes and depreciation or earnings per share for the third quarter of fiscal 2005. As a result, the Company also expects it will be required to amend its quarterly report on Form 10-Q for the three and nine months ended September 30, 2005.
The Company expects to record two nonrecurring licensing transactions totaling approximately $4.1 million as deferred revenue in the fourth quarter of fiscal 2005. Additionally, there were several nonrecurring licensing transactions that were delayed from the fourth quarter of 2005 into 2006 totaling approximately $1.5 million. As a result, the Company expects to record revenues of approximately $19.2 million in the fourth quarter of fiscal 2005.
About Progressive Gaming International
Progressive Gaming International is a leading supplier of Integrated Casino Management Systems Software and Games for the gaming industry worldwide. The Company develops and distributes an expanding array of slot and table games, plus management and progressive jackpot software systems.
The Company is unique in the industry in offering management and progressive systems, and games as a modular yet integrated solution. There is a Progressive Gaming International product in virtually every casino in the world. For further information, visit www.progressivegaming.net.
Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements, including statements regarding the expected filing of the Company’s Annual Report on Form 10-K, the completion by the Company’s auditors of their year-end procedures, the anticipated reclassification of certain amounts reflected as revenue for the third quarter of fiscal 2005, the expected accounting treatment for certain nonrecurring licensing transactions, the anticipated completion of certain licensing transactions that were delayed from the fourth quarter of 2005 into 2006, and the revenues the Company expects to record for the fourth quarter of fiscal 2005. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that Company’s auditors may not complete their year-end procedures when anticipated, the risk that the Company may not file its Annual Report on Form 10-K when expected, the risk that certain licensing transactions may not be completed when anticipated, the status of rights licensed from content providers, risks related to the Company’s ability to enforce and develop its intellectual property rights, including rights licensed from third parties, the risk that patents may exist of which the company is not aware, or that existing patents may provide benefits to third parties beyond those anticipated by the company, the Company’s ability to meet its capital requirements, relationships with casino operators, the overall industry environment, customer acceptance of the Company’s new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as the Company’s debt service obligations. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or anticipated or unanticipated events or circumstances as they occur.
CONTACT: Progressive Gaming International Corporation, Las Vegas
     Michael A. Sicuro, 702-263-2505